TWELFTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TWELFTH AMENDMENT effective as of April 27, 2015, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, December 9, 2011, October 29, 2012, February 27, 2013, August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014 and January 1, 2015, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Strategic Commodity Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Ronald Redell	By: /s/ Michael R. McVoy

Name: Ronald Redell	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

4/2015	1

Amended Exhibit A to the Fund Administration Servicing Agreement -

DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

And any other Funds listed in the then current Prospectus.

4/2015	2